Exhibit 5.12

Suite 2200 1201 Third Avenue Seattle, WA 98101-3045 Suite 2300 1300 SW Fifth Avenue Portland, OR 97201-5630

November 5, 2009

Wendy’s/Arby’s Restaurants, LLC
1155 Perimeter Center West
Atlanta, Georgia 30338

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to RTM Sea-Tac, LLC, a Washington limited liability company (“RTM Sea-Tac”), and RTM Portland, LLC, an Oregon limited liability company (“RTM Portland” and together with RTM Sea-Tac, collectively, the “LLC Guarantors” and individually, an “LLC Guarantor”), in connection with the Registration Statement on Form S-4, as amended (the “Registration Statement”), of Wendy’s/Arby’s Restaurants, LLC, a Delaware limited liability company (the “Company”), the LLC Guarantors and the other subsidiaries of the Company named therein as guarantors (collectively, the “Subsidiary Guarantors” and together with the LLC Guarantors, the “Guarantors”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). The Registration Statement relates to the registration under the Act of the Company’s $565,000,000 aggregate principal amount of 10.00% Senior Notes due 2016 (the “Exchange Notes”) and the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

The Exchange Notes and the Guarantees are to be offered in exchange for the Company’s outstanding $565,000,000 aggregate principal amount of 10.00% Senior Notes due 2016 (the “Initial Notes”) and the guarantees of the Initial Notes by the Guarantors. The Exchange Notes and the Guarantees will be issued by the Company and the Guarantors in accordance with the terms of the Indenture, dated as of June 23, 2009, among the Company, the Guarantors and U.S. Bank National Association, as trustee, as supplemented by the Supplemental Indenture, dated as of July 8, 2009 (as supplemented, the “Indenture”).

The law covered by the opinions expressed herein is limited to the laws of the States of Washington and Oregon. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

Wendy’s/Arby’s Restaurants, LLC
November 5, 2009

A. Documents and Matters Examined

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

     A-1      the Registration Statement;

     A-2      the Indenture, including as an exhibit thereto the form of Exchange Note, included as Exhibits 4.1 and 4.3 to the Registration Statement;

     A-3      the Registration Rights Agreement, dated as of June 23, 2009 (the “Registration Rights Agreement), among the Company, the Guarantors and the initial purchasers named therein, included as Exhibit 4.2 to the Registration Statement.

In addition, we have examined (i) such company records of each LLC Guarantor that we have considered appropriate, including a copy of the certificate of formation, as amended, and limited liability company agreement, as amended, of each LLC Guarantor, certified by the LLC Guarantor as in effect on the date of this letter (as to each LLC Guarantor, collectively, the “Charter Documents” of such LLC Guarantor) and copies of resolutions of the sole member of each LLC Guarantor relating to the issuance of the Guarantees, certified by the applicable LLC Guarantor and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of each LLC Guarantor made in the Documents and certificates of the officers of the LLC Guarantor and upon certificates of public officials.

B. Assumptions

For purposes of this opinion letter, we have relied on customary assumptions including, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Wendy’s/Arby’s Restaurants, LLC
November 5, 2009

C.      Opinions

Based on the foregoing examinations and assumptions and subject to the qualifications and exclusions stated below, we are of the opinion that:

     C-1      RTM Sea-Tac is a limited liability company validly existing under the laws of the State of Washington and RTM Portland is a limited liability company validly existing under the laws of the State of Oregon.

     C-2      Each LLC Guarantor has all necessary power and authority to execute, deliver and perform its obligations under the Indenture and the Guarantee to which such LLC Guarantor is a party.

     C-3      The Indenture included as Exhibit 4.1 to the Registration Statement and the Guarantee of each LLC Guarantor have been duly authorized, executed and delivered by the applicable LLC Guarantor.

     C-4      The execution, delivery and performance by each LLC Guarantor of the Indenture included as Exhibit 4.1 to the Registration Statement and the Guarantee to which such LLC Guarantor is a party and the transactions contemplated thereby have been duly authorized by all necessary action by each LLC Guarantor.

     C-5      The issuance by each LLC Guarantor of the Guarantee to which it is a party, the compliance by each LLC Guarantor with all of the provisions of the Indenture and the Guarantee to which such LLC Guarantor is a party and the performance of their respective obligations thereunder will not (i) result in a violation of the Charter Documents of such LLC Guarantor or (ii) violate any Washington or Oregon law, rule or regulation or any order known by us to be applicable to either LLC Guarantor of any governmental agency or body of the States of Washington and Oregon, or court of the States of Washington and Oregon having jurisdiction over either LLC Guarantor or their respective properties.

     C-6      No consent, approval, authorization or order of, or filing with, any governmental agency or body of the States of Washington and Oregon, or any court of the States of Washington and Oregon having jurisdiction over either LLC Guarantor or their respective properties, is required under any Washington or Oregon law, rule or regulation or any order known by us to be applicable to either LLC Guarantor for the consummation by either LLC Guarantor of the transactions contemplated by the Indenture and the Guarantee to which such LLC Guarantor is a party in connection with the offering, issuance and sale of the Exchange Notes and the Guarantees by the Company and the Guarantors, except such as may be required under securities laws of the States of Washington and Oregon (as to which we express no opinion).

Wendy’s/Arby’s Restaurants, LLC
November 5, 2009

      D. Qualifications and Exclusions

     We express no opinion as to the following matters:

      D-1      The enforceability of the Registration Statement, the Indenture, the Exchange Notes or any Guarantee to which an LLC Guarantor is a party.

      D-2      The effect of the merger of RTM Sea-Tac, Inc., a Washington corporation, with and into RTM Sea-Tac.

      D-3      Any tax laws and regulations.

      D-4      Any securities or blue sky laws or regulations.

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules. We also consent to the reliance on this opinion by Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”) for the purposes of Paul, Weiss’ opinion letter to the Company dated as of the date hereof and filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,
/s/ Davis Wright Tremaine LLP